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                                                                    EXHIBIT 99.1

                        [LOGO OF EDGEWATER TECHNOLOGY]



Contacts:      Clete T. Brewer, Chairman and Chief Executive Officer
               Terry C. Bellora, Chief Financial Officer
               Edgewater Technology, Inc.
               (501) 973-6084

     Edgewater Technology, Inc. Announces Tender Offer For its Common Stock
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Fayetteville, Arkansas - December 21, 2000 - Edgewater Technology, Inc. (NASDAQ:
EDGW, www.edgewater.com, "Edgewater" or the "Company"), today announced that it
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has commenced a fixed price tender offer for 16.25 million shares, or 56.6% of its outstanding common stock, at $8.00 per share net, a 32% premium to the last reported sales price of the Company's common stock on Wednesday, December 20, 2000. Credit Suisse First Boston and Banc of America Securities are serving as the dealer managers ("Dealer Managers") for this issuer tender offer.

If more than 16.25 million shares are tendered, the Company will purchase shares from each stockholder on a pro rata basis to purchase the 16.25 million shares.

Under the terms of the offer, stockholders will have the opportunity to tender all or a portion of their shares at $8.00 per share. The last reported sales price of the Company's common stock on Wednesday, December 20, 2000 was $6.06 per share. All other shares that have been tendered and not purchased will be promptly returned to the stockholders. The tender offer will expire on January 23, 2001 at 12:00 Midnight, Eastern time, unless the Company elects to extend the offer. The offer is subject to various conditions described in the Offer to Purchase.

The Company's Board of Directors has approved the offer. However, neither the Company nor its Board of Directors nor the Dealer Managers is making any recommendation to its stockholders as to whether to tender or refrain from tendering their shares. Stockholders must make their own decisions as to whether to tender their shares and if so, how many shares to tender. The Company's directors and executive officers have advised the Company that, as a group, they will tender approximately 705,000 shares, or 58.7% of their shares in the offer.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of the Company's common stock. The solicitation of offer to buy the Company's common stock will only be made pursuant to the Offer to Purchase and related material that the Company will be sending out to its stockholders shortly. Stockholders should read those materials carefully because they will contain important information including the various terms and conditions to the offer.
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Edgewater Announces Tender Offer for Its Common Stock
December 1, 2000
Page 2 of 2




Company Information
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Edgewater Technology, Inc. is a national full-service provider of tailored
Internet-centric solutions, which assists clients through proven methodologies, including eStrategy, eSolutions and Internet Outsourcing. Find more information at www.edgewater.com.
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The tender offer statement and other filed documents will be available for no charge on the SEC's website at http://www.sec.gov and will also be made
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available without charge to all stockholders of the Company by contacting the information agent for the offer as designated in the tender offer documents disseminated to the Company's stockholders.

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to the closing of, or amount of proceeds from the ClinForce sale and the commencement of and the potential terms of the proposed self-tender offer. Words such as "plan," "will," "anticipate," "intend," "increasing," "pursue," "provide," "begin," "should," "would," "focus," "believe," "expect," "continue," and "plan," or the negative thereof or variations thereon and similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments that are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (i) an inability to satisfy all of the conditions to or otherwise complete the ClinForce sale transaction; (ii) an inability to launch or complete the proposed tender offer (including a determination by the Company not to pursue such tender offer or to change the amount of such tender offer; (iii) changes in the Company's stock price; (iv) changes in the Company's operating results; (v) changes in the estimated or projected capital requirements or competitive and strategic positioning and growth goals of the Edgewater eSolutions consultancy; (vi) changes in industry trends, such as changes in the demand for or supply of clinical trials support services, whether on a temporary or permanent placement basis, or eSolutions services; (vii) adverse developments involving debt, equity, currency or technology market conditions; (viii) adverse results in litigation matters; (ix) failure to obtain new customers or retain significant existing customers; (x) loss of key executives; and/or (xi) changes in general economic and business conditions. Actual events or results may differ materially from those discussed, contemplated, forecasted, estimated, anticipated, planned or implied in the forward-looking statements as a result of the various factors described above and those further set forth under the headings "Recent Developments; Purpose of the offer; Certain effects of the Offer" and "Important Considerations in Deciding Whether to Tender Shares or Qualified Option Shares; Forward-Looking Information" in the Company's Schedule TO filed with the Securities & Exchange Commission on December 21, 2000. "Management Discussion and Analysis - Special Note Regarding Forward Looking Statements" in the Company's Quarterly Report on Form 10-Q filed with the Securities & Exchange Commission on November 14, 2000 and under the heading "Business- Factors Affecting Finances, Business Prospects and Stock Volatility" in the Company's Form 10-K filed with the Securities and Exchange Commission on March 20, 2000.

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